Exhibit 99.1

Resources Connection, Inc. Reports Second Quarter Results for Fiscal 2016

  Company reports revenues of $150.9 million compared to $151.5 million in prior year quarter
  Earnings per share increases 9.5% to $0.23 from $0.21 in prior year quarter
  Adjusted EBITDA* at $17.1 million (11.3% of revenue)
  Company returns $9.0 million in capital to shareholders

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization and stock-based compensation

IRVINE, Calif.--(BUSINESS WIRE)--January 6, 2016--Resources Connection, Inc. (NASDAQ: RECN), today announced financial results for its second fiscal quarter ended November 28, 2015. Resources Connection, Inc. (the “Company”) is a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“RGP”) – consulting and business support services in the areas of accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory.

Revenue for the second quarter of fiscal 2016 decreased 0.4% to $150.9 million compared to the prior year’s second quarter of $151.5 million. On a sequential basis, second quarter revenue increased 1.8% compared to $148.3 million in the first quarter of fiscal 2016.

Using the comparable second quarter fiscal 2015 conversion rates to adjust for the impact of currency fluctuations, fiscal 2016’s second quarter revenue would have been $154.0 million, up 1.7% quarter-over-quarter.

Revenue in the U.S. increased 0.2% quarter-over-quarter and 1.2% sequentially. International revenue decreased 3.4% on a quarter-over-quarter basis and increased 4.0% sequentially. Adjusting for the impact of currency fluctuations, international revenue increased 7.5% quarter-over-quarter using the comparable second quarter fiscal 2015 conversion rates and 5.1% sequentially using the comparable first quarter fiscal 2016 conversion rates.

The Company’s net income in the second quarter of fiscal 2016 improved to $8.7 million, or $0.23 per diluted share, compared to the prior year’s second quarter net income of $8.0 million, or $0.21 per diluted share. Net income in the second quarter of fiscal 2016 includes a $0.01 per share charge for a European legal case. Also included in net income for the second quarter of fiscal 2016 is a $0.01 per share positive impact related to the reversal of approximately $290,000 of tax valuation allowances. Net income in the second quarter of fiscal 2015 included a $0.01 per share charge for severance and related charges related to the Company’s European operations.

“I am pleased with the profitability metrics we achieved during the second quarter and encouraged by the improvement in our December revenue trends,” said Tony Cherbak, president and chief executive officer of RGP. “We continue to make progress internationally with constant currency revenue growth in Asia Pacific and Europe quarter-over-quarter of 17.7% and 3.0%, respectively.”

Gross margin was 39.0% in the second quarter of fiscal 2016, compared to 39.2% in the prior year quarter. The 20 basis point decrease results from higher costs in the Company’s self-insured medical plan. Sequentially, gross margin increased 30 basis points from 38.7%, due to an improvement in the cost of the Company’s self-insured medical coverage and employer payroll taxes, offset by one additional paid holiday in the second quarter and a slight reduction in bill rate/pay rate spreads.

Selling, general and administrative expenses for the second quarter of fiscal 2016 were $43.2 million (28.6% of revenue) compared to the prior year second quarter of $43.6 million (28.8% of revenue) and the first quarter of fiscal 2016 of $44.0 million (29.6% of revenue). The second quarter of fiscal 2016 includes approximately $300,000 related to a European legal case. The first quarter of fiscal 2016 amount included approximately $900,000 of stock-based compensation expense related to the accelerated vesting of options held by Chairman Donald Murray. The prior year quarter included approximately $500,000 of severance charges related to the Company’s European operations.

Cash provided by operations and Adjusted EBITDA were $15.3 million and $17.1 million (11.3% of revenue), respectively, for the second quarter of fiscal 2016 compared to cash provided by operations and Adjusted EBITDA of $14.3 million and $17.4 million (11.5% of revenue), respectively, for the second quarter of fiscal 2015.

The Company’s revenue for the six months ended November 28, 2015 was $299.2 million compared to $294.9 million for the six months ended November 29, 2014. The Company’s net income for the six months ended November 28, 2015 was $15.8 million or $0.42 per diluted share. This compares to net income in the six months ended November 29, 2014 of $13.4 million, or $0.35 per diluted share, including $0.03 per diluted share related to European severance charges.

In the second quarter of fiscal 2016, the Company repurchased 294,000 shares of common stock for $5.3 million and paid a quarterly dividend totaling $3.7 million ($0.10 per diluted share) to shareholders. The Company has a total of $155.2 million available for share purchases when combined with the balance remaining from the previous authorization. As of November 28, 2015, the Company’s cash, cash equivalents and short-term investments were $110.1 million compared to $112.2 million at fiscal year-end May 30, 2015.

ABOUT RGP

RGP, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; corporate governance, risk and compliance; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; healthcare solutions; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 3,400 professionals, annually serving over 1,700 clients around the world from 68 practice offices.

Headquartered in Irvine, California, RGP has served 87 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

RGP will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, January 6, 2016. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through January 13, 2016 at 855-859-2056. The conference ID number for the replay is 93803677. The call will also be archived on the RGP website for 30 days.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include the profitability metrics. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	November 28,	November 29,	November 28,	November 29,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Revenue	$150,887	$151,496	$299,227	$294,943
Direct costs of services	92,011	92,061	182,888	179,283
Gross margin	58,876	59,435	116,339	115,660
Selling, general and administrative expenses (1)	43,171	43,576	87,128	87,855
Operating income before amortization and depreciation (1)	15,705	15,859	29,211	27,805
Amortization of intangible assets	30	402	60	826
Depreciation expense	881	849	1,739	1,703
Operating income (1)	14,794	14,608	27,412	25,276
Interest income	(34)	(39)	(66)	(77)
Income before provision for income taxes (1)	14,828	14,647	27,478	25,353
Provision for income taxes (2)	6,152	6,631	11,669	11,942
Net income (1), (2)	$8,676	$8,016	$15,809	$13,411
Net income per common share:
Basic (1), (2)	$0.23	$0.21	$0.42	$0.35
Diluted (1), (2)	$0.23	$0.21	$0.42	$0.35
Weighted average common shares outstanding:
Basic	37,191	37,910	37,243	38,045
Diluted	37,868	38,278	37,857	38,306
Cash dividends declared per common share	$0.10	$0.08	$0.20	$0.16

EXPLANATORY NOTES
(1)	Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.4 million and $1.6 million for the three months ended November 28, 2015 and November 29, 2014, respectively, and $3.5 million and $3.1 million for the six months ended November 28, 2015 and November 29, 2014, respectively. The expense for the six months ended November 28, 2015 includes approximately $900,000, or $0.01 per share, related to the Board of Director’s approval of accelerated vesting of 127,500 stock options related to Don Murray’s transition from Executive Chairman to non-employee Chairman of the Board.

(2)	The Company's effective tax rate was approximately 42% and approximately 45% for the three months ended November 28, 2015 and November 29, 2014, respectively, and approximately 43% and approximately 47% for the six months ended November 28, 2015 and November 29, 2014, respectively. The three and six months ended November 28, 2015 include the reversal of approximately $290,000 of tax valuation allowances. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands, except Adjusted EBITDA Margin)

	Three Months Ended		Six Months Ended
	November 28, 2015	November 29, 2014	November 28, 2015	November 29, 2014
	(Unaudited)		(Unaudited)

Net income	$8,676	$8,016	$15,809	$13,411
Adjustments:
Amortization of intangible assets	30	402	60	826
Depreciation expense	881	849	1,739	1,703
Interest income	(34)	(39)	(66)	(77)
Provision for income taxes	6,152	6,631	11,669	11,942
EBITDA	15,705	15,859	29,211	27,805
Stock-based compensation expense	1,390	1,558	3,545	3,104
Adjusted EBITDA	$17,095	$17,417	$32,756	$30,909
Revenue	$150,887	$151,496	$299,227	$294,943
Adjusted EBITDA Margin	11.3%	11.5%	10.9%	10.5%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest income and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the core performance of our Company. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

Revenue for the Three Months Ended
November 28, 2015 GAAP	November 29, 2014 GAAP	August 29, 2015 GAAP	% Decrease November 28, 2015 vs. November 29, 2014 GAAP	% Increase November 28, 2015 vs. November 29, 2014 Constant Currency (1)	% Increase November 28, 2015 vs. August 29, 2015 GAAP	% Increase November 28, 2015 vs. August 29, 2015 Constant Currency (2)

$150,887	$151,496	$148,340	-0.4%	1.7%	1.7%	1.9%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the second quarter of fiscal 2015 and applying those rates to foreign-denominated revenue in the second quarter of fiscal 2016.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the first quarter of fiscal 2016 and applying those rates to foreign-denominated revenue in the second quarter of fiscal 2016.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount)

	November 28, 2015	May 30, 2015
	(Unaudited)

Cash, cash equivalents and short-term investments	$110,099	$112,238
Accounts receivable, less allowances	$98,033	$96,574
Total assets	$416,977	$416,981
Current liabilities	$63,707	$68,946
Total stockholders’ equity	$346,000	$340,452
Consultant headcount, end of period	2,645	2,516
Shares outstanding, end of period	37,132	37,273

	Six Months Ended
	November 28, 2015	November 29, 2014
	(Unaudited)

Cash flow from operating activities	$10,698	$5,664
Cash flow from investing activities	$(6,518)	$2,994
Cash flow from financing activities	$(11,038)	$(14,370)

CONTACT:
For Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500
nate.franke@rgp.com